Exhibit 21.1

SUBSIDIARIES OF QUEST SOFTWARE, INC.

Name	Jurisdiction of Organization
1397639 Ontario Inc.	Canada
MessageWise, Inc.	Canada
881229 Alberta Ltd.	Canada
Quest Software Canada, Inc.	Canada
Fastlane Technologies Corporation	Delaware
Fastlane Technologies UK Ltd.	United Kingdom
Quest Software Java Support Center B.V.	The Netherlands
Active Concepts Pty.	Australia
Active Concepts, Inc.	California
Aelita Software Corporation	Delaware
Aelita Software Limited	United Kingdom
Charonware SRO	Czech Republic
Fresh Dew Investments Ltd.	British Virgin Islands
Imceda Software, Inc.	Delaware
Imceda Technologies Pty. Ltd.	Australia
Imceda Software Australia Pty. Ltd.	Australia
Invirtus, Inc.	Delaware
Magnum Technologies, Inc.	Minnesota
Murecia Investments Ltd.	British Virgin Islands
NetPro Computing, Inc.	Delaware
NetPro Europe, Inc.	Arizona
NetPro Engineering, Inc.	Arizona
NetPro Computing France, Inc.	Arizona
NetPro Computing Canada, Inc.	Arizona
NetPro Computing Germany, Inc.	Arizona
NetPro Computing UK, Inc.	Arizona
Q.S.I. Quest Software Israel Limited	Israel
Quest Acquisition Corporation	California
Quest Holding Company, LLC	California
Quest Scandinavia A/S	Denmark
Quest Software Company Limited	Ireland
Quest Software International Limited	Ireland
Quest Software (UK) Ltd.	UK
Quest Software GmbH	Germany
Quest Software France SARL	France
Quest Software Singapore Pte Limited	Singapore
Quest Software Greater China Limited	Hong Kong
Quest Software Beijing Company Limited	China
Quest Software Korea Limited	Korea
Quest Software Sales Sdn Bhd	Malaysia
Quest Software Italia Srl	Italy
Quest Software Switzerland GmbH	Switzerland
Quest Software New Zealand	New Zealand
Quest Software Belgium	Belgium
QSFT India Private Limited	India
PassGo Technologies Ltd.	United Kingdom
PassGo Technologies Trustees Ltd.	United Kingdom
Quest Software Espana, S.L.	Spain
Quest Software K.K.	Japan
Quest Software Limited	Hong Kong
Lecco Technology, Inc.	Canada
Lecco Technology (USA), Inc.	Delaware
Lecco Technology (UK) Limited	UK
PacketTrap Networks, Inc.	Delaware
Quest Software (Zhuhai) Ltd.	China
Quest Software, Ltda.	Brazil
Quest Software Mexico S de R.L. de C.V.	Mexico
Quest Software Nederland B.V.	The Netherlands
Quest Software Norge A/S	Norway
Quest Software Pty., Ltd.	Australia
Quest Software Public Sector, Inc.	Delaware
QSFT Svenska AB	Sweden
Safari I, Inc.	Delaware
Safari II, Inc.	Delaware
Safari Limited Partnership	Canada
Safari II Limited Partnership	Canada
Safari II General Partner, LLC	Delaware
ScriptLogic Corporation	Delaware
ScriptLogic UK Ltd.	United Kingdom
ScriptLogic Australia Pty. Ltd.	Australia
Surgient, Inc.	Delaware
Surgient Limited	United Kingdom
Vintela, Inc.	Utah
Vintela Pty. Ltd.	Australia
Vintela Australia Pty. Ltd.	Australia
Wedgetail Communications, Inc.	Delaware
Vizioncore, Inc.	Illinois
VirtualFabrix, Inc.	California
BakBone Software Incorporated	Canada
BakBone Software, Inc.	California
BakBone Software KK	Japan
BakBone Software India Pvt Ltd	India
ColdSpark, Inc.	Delaware
BakBone Software Ltd.	United Kingdom
BakBone Software GmbH	Germany
BakBone Software SARL	France
Quest Capital SARL	Luxembourg
Quest Holding SARL	Luxembourg
Bolts Acquisition Corporation	Canada